UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/14/2006

VALASSIS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10991

DE	38-2760940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of principal executive offices, including zip code)

734-591-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

       Valassis Communications, Inc. settled its ongoing matter with the Federal Trade Commission, by entering into a consent agreement with the FTC resolving a claim that alleged that remarks made during Valassis's second quarter earnings conference call, held on July 22, 2004, violated Section 5 of the Federal Trade Commission Act.

        Under the terms of the settlement, Valassis did not admit any wrongdoing and is not required to pay any fines or penalties. The allegations were limited to the remarks made on the second quarter earnings conference call and there were no allegations regarding any conduct or effect beyond the remarks themselves. The settlement, upon finalization, relieves Valassis of the substantial expense, time and resources of continuing this proceeding.

        The FTC announced the approval of the consent agreement on March 14, 2006, subject to a 30-day public comment period, after which the FTC will decide whether to finalize the consent agreement. The consent agreement prohibits Valassis from communicating certain statements about its competitive intentions (and standard prohibitions related to allocating markets and fixing prices). The full text of the settlement is available on Valassis's website at www.valassis.com and the FTC's website at www.ftc.gov.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: March 14, 2006	By:	/s/ Barry P. Hoffman
Barry P. Hoffman
Executive Vice President and General Counsel